CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                                 STRUTHERS, INC.
                               (the "Corporation")

The undersigned, being respectively the President and Secretary of the Corporation, do hereby certify:

           1. The original articles were filed with the Office of the Secretary of State on October 10, 1995.

           2. That the Board of Directors of the Corporation at a meeting duly held on the 9th day of November, 1999 adopted a resolution to amend the original articles as follows:

           Article 4 is hereby amended to read as follows:

           "4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Nine Hundred Six Million Five Hundred Twenty Thousand (906,520,000) consisting of:

           (a) Nine Hundred Million (900,000,000 shares of common stock, par value _____ (the "Common Stock"):

           (b) Six-Million Five Hundred Twenty Thousand (6,520,000 shares of preferred stock, par value $.001 ("Preferred Stock"), One Million Five Hundred Thousand (1,500,000) of which are designated as "Class A Convertible Preferred Stock" ("Class A Stock"); Five Million (5,000,000) of which are designated as "Class B Convertible Preferred Stock"("Class B Stock"); Ten Thousand (10,000) of which are designated as "Class C Preferred Stock" ("Class C Stock") and Ten Thousand (10,000) of which are designated as "Class D Preferred Stock" ("Class D Stock").

                     (A) Common Stock. The powers, preferences and rights of the Common Stock shall be as follows.

                               (i) Voting Rights. Each outstanding share is entitled to one vote in all matters.

                               (ii) Dividends. Subject to the preferential rights of the Preferred Stock (if any), holders of Common Stock have equal ratable rights to dividends as and when they may be declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends.

                               (iii) Distributions on Dissolution, Etc. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the remaining net assets of the Corporation shall, after payment in full of the liquidation preference of any Preferred Stock, be distributed pro rata to the holders of the Common Stock and the Preferred Stock on an "as if converted" basis.

                     (B) Preferred stock. The rights, privileges and restrictions of the Preferred stock shall be as follows:

                               (i) Priority: The Preferred stock shall, with respect to rights on liquidation, dissolution or winding up, rank senior to the Common stock as provided in Subdivision (ix) of this Article 4.

                               (ii)      Dividends and Distributions. The
                                         holders of shares of Preferred Stock
                                         shall not be entitled to receive any
                                         dividends or other distributions except
                                         on liquidation, dissolution or winding
                                         up of the Corporation as provided in
                                         Subdivision (ix) of this Article 4.

                               (iii) Voting Rights. Each share of the Class A Stock and Class B Stock carries a number of votes equal to the number of shares of Common Stock then issuable upon its conversion into Common Stock. The Class A Stock and Class B Stock will vote together with the Common stock and not as separate class, except as provided below. In no instance shall Class A and Class B shareholders be entitled to vote for directors of the Corporation or on any sale, stock issuance or the like with a combined vote of more than 49%. In the event of a vote of shareholders with respect to any of the instances set forth in subparagraphs (iv) (A) and (B) of this
                                         Article 4, the Class C Stock shall have
                                         a number of votes equivalent to 51% of
                                         all shares having voting rights and
                                         entitled to vote on such matters.

                     (iv)      Protective Provisions.

                                         (A)   In each of the following
                                               instances the consent of the
                                               holders of a majority of each of
                                               the outstanding Class A Stock,
                                               Class B Stock and the holders of
                                               all of the outstanding Class C
                                               Stock and Class D Stock shall be
                                               required for (i) any amendment or
                                               change of the rights,
                                               preferences, privileges or powers
                                               of, or the restrictions provided
                                               for the benefit of the Class A
                                               Stock, Class B Stock, Class C
                                               Stock and Class D Stock; (ii) any
                                               action that authorizes, creates
                                               or issues shares of any class of
                                               stock having preferences superior
                                               to or on a parity with the Class
                                               A Stock, Class B Stock, Class C
                                               Stock and Class D Stock; (iii)
                                               any action that reclassifies any
                                               outstanding shares into shares
                                               having preferences or priority as
                                               to dividends or assets senior to
                                               or on a parity with a preference
                                               of the Class A Stock, Class B
                                               Stock, Class C stock and Class D
                                               Stock; and (iv) any amendment of
                                               the Corporation's Articles of
                                               Incorporation that adversely
                                               affects the rights of the Class A
                                               Stock, Class B Stock, Class C
                                               Stock and Class D Stock.

                                         (B)   In each of the following
                                               instances the consent of the
                                               holders of all of the outstanding
                                               Class C Stock and Class D Stock
                                               shall be required for (i) any
                                               merger or consolidation of the
                                               Corporation with one or more
                                               other corporations and or
                                               entities in which the
                                               shareholders of the Corporation
                                               immediately prior to such merger
                                               or consolidation hold a majority
                                               of the voting power of the
                                               Corporation and immediately after
                                               such merger or consolidation
                                               would hold stock
                                               representing less than a majority
                                               of the voting power of the
                                               outstanding stock of the
                                               surviving corporation; (ii) the
                                               sale of all or substantially all
                                               the Corporation's assets' (iii)
                                               the liquidation, or dissolution
                                               of the Corporation; (iv) the
                                               declaration or payment of any
                                               dividend on the Common Stock
                                               (other than a dividend payable
                                               solely in shares of Common
                                               Stock); or (v) any action which
                                               the holders of the Class C Stock
                                               and Class D Stock believe to be
                                               contrary to the best interests of
                                               the Corporation.

                     (v) Reservation of Stock Issuable Upon Conversion of Shares of Preferred Stock of the Corporation. For the purpose of effecting the conversion of the shares of Preferred Stock the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized by unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. No fractional shares shall be issued upon conversion of Preferred Stock, and the number of shares of Common Stock to be issued be rounded to the nearest whole share.

                     (vi)      Conversion Rights.

                               (A)       Each share of Class A Stock is
                                         convertible at the option of the holder
                                         into fully paid and non-assessable
                                         shares of Common Stock as follows:
                                         commencing on the first day of the
                                         sixth month following the issuance of
                                         Class A Stock ("Conversion Period") and
                                         on the first day of each sixth month
                                         period thereafter, for a total of six
                                         Conversion Periods, one-sixth (1/6) of
                                         the shares of Class A Stock held may be
                                         converted by each holder thereof. The
                                         amount of common shares into which the
                                         class A Stock shall be converted at
                                         each Conversion Period shall be as
                                         follows: at each of the six Conversion
                                         Periods the amount of Class A Stock
                                         shares which may be converted shall be
                                         divided by the average market value
                                         between the bid and asked price of the
                                         Corporation's shares during the ten day
                                         trading period immediately preceding
                                         the date of such Conversion period, but
                                         not more than $.40, and the resultant
                                         figure multiplied by three.

                               (B)       Each share of Class B stock is
                                         convertible at the option of the holder
                                         into fully paid and non-assessable
                                         shares of Common Stock as follows:
                                         commencing on the first day of the
                                         sixth month following the issuance of
                                         Class B Stock ("Conversion Period") and
                                         on the first day of each sixth month
                                         period thereafter, for a total of six
                                         Conversion Periods, one-sixth (1/6) of
                                         the shares of Class B Stock held may be
                                         converted by each holder thereof. The
                                         amount of common shares
                                          into which the Class B Stock shall be
                                          converted at each Conversion Period
                                          shall be as follows: at each of the
                                          six Conversion Periods the amount of
                                          Class B Stock shares which may be
                                          converted shall be divided by the
                                          average market value between the bid
                                          and asked price of the Corporation's
                                          shares during the ten day trading
                                          period immediately preceding the date
                                          of such Conversion Period, but not
                                          more than $.40, and the resultant
                                          figure multiplied by three.

                     (vii) Purchase Rights. The shares of Class D stock, as a unit, shall have the right, at the option of the holders thereof, their designees, assignees, heirs and/or legal representatives, to purchase on the first day of January and on the first day of July of each year shares of Common Stock equivalent in number to 5% of the issued and outstanding stock of the Corporation. For this purpose, the number of issued and outstanding shares shall be fixed at a maximum of 100 million shares or the then outstanding stock, whichever is less, and a minimum of 50 million shares or the then outstanding shares, whichever is greater.

                               The purchase price shall be equal to 25% of the average of the bid and asked price of the Corporation's shares during the ten day trading period immediately preceding the date of the exercise of such right to purchase.

                               The right to purchase shall be cumulative if not exercised in any semi- annual period and shall not be subject to forfeiture in the event it is not exercised in any semi-annual period. This right to accumulate shall not exceed a maximum of four consecutive bi-annual periods.

                     (viii) Conversion Adjustments. In the event this Corporation effects a forward split or subdivides the outstanding shares of Common Stock, or issues additional shares of Common Stock as a dividend on shares of Common stock, the Conversion Rate shall be proportionately increased. In the event the Corporation effects a reverse split or combines the outstanding shares of Common Stock, the Conversion Rate shall be proportionately decreased.

                     (ix) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation a merger or consolidation of the Corporation in which its shareholders do not retain a majority of the voting power in the surviving corporation, or a sale of all or substantially all of the corporation's assets, the holders of the Class A Stock will be entitled to receive an amount equal to the original purchase price per share for the Class A stock plus an amount equal to all declared but unpaid dividends thereon (the "Preference Amount"). After the full liquidation preference on all outstanding shares of the class A Stock has been paid, then thereafter the holders of the Class B Stock, will be entitled to receive an amount equal to the original purchase price per share for the class B Stock plus an amount equal to all declared but unpaid dividends thereon. After the full liquidation preference on all outstanding shares of the Class B Stock has been paid, any remaining funds and assets of the Corporation legally available for distribution to shareholders will be distributed pro rata among the holders of the Preferred Stock and the common Stock on an "as-if-converted" basis.

                               If the Corporation has insufficient assets to permit payment of the Preference Amount in full to any class of Preferred Stock shareholders, then the assets of the Corporation will be distributed ratably to the holders of that class of Preferred Stock in proportion to the Preference Amount each such holder would otherwise be entitled to receive.

                     (x) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights and Voting Rights of the holders of the Preferred Stock against impairment."

            3. A new article to be known as Article "5" shall be added and shall read as follows:

           "5.       No Preemptive Rights. Except as provided in subparagraph
                     (b) (B) (vii) of Article 4, no holders of either Common Stock or Preferred Stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued stock of the Corporation or of any stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Corporation or to purchase or subscribe for any stock of the Corporation purchased by the Corporation or its nominee or nominees, or to have any other preemptive rights."

            4. A new article to be known as Article "6" shall be added and shall read as follows:

           "6.       Combinations with Interested Stockholders. Sections NRS
                     78.411 to 78.444 inclusive of the Nevada Revised Statutes shall be applicable to this Corporation whether or not the Corporation has a class of voting shares registered with the Securities and Exchange Commission under section 12 of the Securities Exchange Act."

           5. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 346,677,550 that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of the stock outstanding and entitled to vote thereon.


/S/ DOUGLAS W. BEATTY                            /S/ RHETT C. SEABROOK
---------------------                            ---------------------
Douglas W. Beatty, President                     Rhett C. Seabrook, Secretary

STATE OF SOUTH CAROLINA
COUNTY OF CHARLESTON

           On the 25TH day of February, 2000 before me personally appeared Douglas W. Beatty and Rhett C. Seabrook, each of whom acknowledged to me that he executed the above instrument.

/S/ JOANN COFULD
Notary Public